Exhibit 10.5

OYSTER POINT MARINA PLAZA

Third Amendment to Office Lease

THIS THIRD AMENDMENT TO OFFICE LEASE (the “Third Amendment”) is made and entered into as of September 1, 2015, by and between KASHIWA FUDOSAN AMERICA, INC., a California corporation (“Landlord”) and SUNESIS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant have heretofore entered into that certain lease dated August 1, 2013 (the “Lease”) for premises described as Suite 400 (the “Premises”), initially containing approximately 15,378 rentable square feet, in the building located at 395 Oyster Point Boulevard, South San Francisco, California (the “Building”), which forms part of the office building complex commonly known as Oyster Point Marina Plaza (the “Complex”).

B. The Lease has heretofore been amended by the following instruments: (i) that certain First Amendment to Office Lease dated as of June 3, 2014 (the “First Amendment”), under which the parties agreed to extend the Term of the Lease through June 30, 2015 and to expand the Premises by the addition thereto of Suite 300 containing approximately 6,105 rentable square feet of space; and (ii) that certain Second Amendment to Office Lease dated as of January 28, 2015 (the “Second Amendment”), under which the parties agreed to extend the Term of the Lease through December 31, 2015, and to grant Tenant an extension option for an additional term of six (6) months (the “Extension Option”).

C. By letter dated August 27, 2015, Tenant purported to exercise its Extension Option, which should have been exercised on or before June 30, 2015, and Landlord is willing to waive any defect in the manner of Tenant’s exercise thereof.

D. The parties mutually desire to amend the terms of the Lease to extend its Term pursuant to the exercise of Tenant’s Extension Option and effect certain other related changes, all on and subject to the terms and conditions hereof.

Agreement

Now, therefore, in consideration of the mutual terms and conditions herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 Effect of Amendment. Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede, to the extent they differ, any contrary provisions in the Lease. Terms defined in the Lease and the First Amendment shall have the same meanings in this Third Amendment unless a different definition is set forth in this Third Amendment. A true, complete, and correct copy of the Lease is attached hereto as Exhibit A and incorporated herein by reference.

2 Effective Date. The amendments and changes specified in this Third Amendment shall become effective on July 1, 2015 (the “Effective Date”). Notwithstanding the foregoing, this Third Amendment shall constitute the fully-binding agreement and contract of the parties from and after the date of the parties’ execution and delivery of this Third Amendment to each other.

3 Waiver of Exercise Defect. By letter dated August 27, 2015, Tenant purported to exercise its Extension Option granted under¶ 4.1 of the Second Amendment, which should have been exercised on or before June 30, 2015. Landlord hereby waives any defect in the manner of Tenant’s exercise thereof and accepts Tenant’s exercise of its Extension Option. Landlord and Tenant agree that the extension of the Term of the Lease effected under this Third Amendment with Tenant’s exercise of its Extension Option.

Oyster Point Marina Plaza Third Amendment to Office Lease

Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.

4 Summary Table. The Table set forth in § 1.2 of the Lease as heretofore amended is hereby superseded and replaced in its entirety by the following table, which shall constitute the Table under § 1.2 of the Lease for all purposes from and after the Effective Date of this Third Amendment:

Periods	Suite No.	RSF	USF	Monthly Base Rent	Tenant’s Share Bldg	Tenant’s Share Complex	Base Year
January 1, 2016 through June 30, 2016	400	15,378	13,372	$33,062.70	6.608%	3.311%	2014
	300	6,105	5,231	$13,125.75	2.623%	1.314%	2014

In the event of any conflict between the terms contained in the Table and the terms contained in subsequent paragraphs of this Third Amendment, the terms of the Table shall control, except as may be expressly varied in any subsequent paragraph of this Third Amendment.

5 Extension of Lease Term. The Term of the Lease specified in § 1.4 of the Lease as heretofore amended is hereby extended for an additional period of six (6) months commencing on January 1, 2016, and the Expiration Date of the Lease is hereby amended accordingly to June 30, 2016. Tenant has no additional extension option under the Lease as heretofore and hereunder amended.

6 Extension Term Base Year. As specified in the Table above, the Base Year for the purposes calculating Tenant’s Share of Increased Operating Expenses and Increased Taxes under Article 4 of the Lease as heretofore amended shall remain calendar year 2014 from and after the Effective Date.

7 Extension Term Base Rent. The Base Rent for the Premises specified in § 1.5 of the Lease as heretofore amended shall be the amounts specified as Monthly Base Rent in the Table above for the various periods and spaces set forth in the Table from and after the Effective Date.

8 Use of Furniture. Tenant’s right to use the Furniture as set forth in ¶ 8 of the First Amendment shall remain unchanged through the Expiration Date as extended hereunder.

9 Condition of Premises. Tenant shall accept the Premises, any existing Improvements in the Premises, and the Systems and Equipment serving the same in an “as is” condition on the Effective Date, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Premises in connection with Tenant’s continued occupancy of the Premises from and after the January 1, 2016.

10 Security Deposit. Tenant’s Security Deposit specified in § 5.1 of the Lease as heretofore amended shall remain unchanged in consequence of the parties’ execution and delivery of this Third Amendment to each other.

11 Access Inspection Disclosure. Pursuant to California Civil Code § 1938, Landlord hereby notifies Tenant that, as of the date of this Third Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code § 55.53, and the Premises have not been determined to meet all applicable construction-related accessibility standards pursuant to Civil Code § 55.53.

12 No Disclosure. Tenant agrees that it shall not disclose any of the matters set forth in this Third Amendment or disseminate or distribute any information concerning the terms, details, or conditions hereof to any person, firm, or entity without obtaining the express written approval of Landlord.

13 Defined Terms. Terms used herein that are defined in the Lease shall have the meanings therein defined, unless a different definition is set forth in this Third Amendment. In the event of any conflict between the provisions of the Lease, and this Third Amendment, the terms of this Third Amendment shall prevail.

14 Survival. Warranties, representations, agreements, and obligation contained in this Third Amendment shall survive the execution and delivery of this Third Amendment and shall survive any and all performances in accordance with this Third Amendment.

15 Counterparts. This Third Amendment may be executed in any number of counterparts, which each severally and all together shall constitute one and the same Third Amendment.

16 Attorneys’ Fees. If any party obtains a judgement against any other party or parties by reason of breach of this Third Amendment, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgement against the losing party or parties.

17 Successors. This Third Amendment and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties.

18 Authority. Each of the individuals executing this Third Amendment represents and warrants that he or she is authorized to execute this Third Amendment on behalf of the party for whom he or she is executing this Third Amendment and that by his or her signature such party is legally bound by the terms, covenants, and conditions of this Third Amendment.

19 Governing Law. This Third Amendment shall be construed and enforced in accordance with the laws of the State of California.

20 Continuing Validity of Lease. Except as expressly modified herein, the Lease remains in full force and effect.

21 Conflicts. In the event of any conflict between the provisions of the Lease and those of this Third Amendment, the terms and provisions of this Third Amendment shall control.

22 Landlord’s Representative. Tenant acknowledges and agrees that, in executing this Third Amendment, TAK Development, Inc., a California corporation, is acting solely in its capacity as Landlord’s authorized attorney-in-fact. TAK Development, Inc. is not acquiring or assuming any legal liability or obligation to any other party executing this Third Amendment, and any claim or demand of any such other party arising under or with respect to this Third Amendment shall be made and enforced solely against Landlord.

23 Exhibits. The following exhibits have been attached to this Third Amendment by the parties prior to their execution and deliver of the same to each other, which are incorporated herein by reference:

Exhibit A – The Lease

24 Whole Agreement. The mutual obligations of the parties as provided herein are the sole consideration for this Third Amendment, and no representations, promises, or inducements have been made by the parties other than as appear in this Third Amendment, which supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Third Amendment. This Third Amendment may not be amended except in writing signed by all the parties.

In witness whereof, the parties have executed this Third Amendment as of the date first above written.

Landlord:			Tenant:
KASHIWA FUDOSAN AMERICA, INC., a California corporation			SUNESIS PHARMACEUTICALS, INC., a Delaware corporation

By:	TAK Development, Inc., a California corporation		By:	/s/ Eric Bjerkholt
Its:	Attorney-in-Fact			Eric Bjerkholt
[name typed]

	By:	/s/ Yujin Yamaai	Its:	EVP Corp Dev and Finance, CFO
Yujin Yamaai, Vice President
/s/ Robert L. Delsman		Robert L. Delsman Approved as to Legal Form and Sufficiency Berkeley, California 2015.09.11 13:29:57-0700